Expires August 31, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): AUGUST 22, 1996

                   FIDELITY FINANCIAL BANKSHARES CORPORATION
              Exact name of registrant as specified in its charter

    UNITED STATES                         0-26196            54-1746028
- ---------------------------------- -------------------- ----------------------
 (State of other jurisdiction of     (Commission File        (IRS Employer
          incorporation)                  Number)          Identification No)

2809 EMERYWOOD PARKWAY, SUITE 5OO, RICHMOND, VIRGINIA              23294
   (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:              (804)756 0200
                                                                 -------------

                                 Not Applicable
          (Former name or former address, if changed since last report

                            Exhibit Index on Page 2
                               Page 1 of 2 Pages


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Item 2. Acquisition or Disposition of Assets

        On August 22, 1996 the Registrant and Southern National Corporation ("SNC") entered into a definitive agreement, whereby SNC will acquire the Registrant in a stock transaction valued at $59.4 million based on the closing price of SNC's common stock on August 21, 1996. The transaction, approved by the Board of Directors of both organizations, will be structured as a merger of the Registrant into BB&T Financial Corporation of Virginia, a wholly owned subsidiary of SNC, and will be accounted for as a pooling of interests transaction in which the shareholders of the Registrant will receive .7931 shares of SNC common stock for each share of the Registrant's common stock. The transaction is valued at $24.68 per share of the Registrant's common stock based on the closing price of SNC's common stock on August 21, 1996. The exchange ratio is fixed between SNC stock prices of $26.50 and $31.50 and will be adjusted within an outer collar of $24 and $35. In the event that the closing value of SNC's common stock is less than $24.00, the exchange ratio shall be
 .8758; and in the event the closing value of SNC's stock is more that $35.00 the exchange ratio shall be .7137. Any adjustment will be based on the average price of SNC common stock for a specified 20-day period prior to closing. In addition, the Registrant has granted SNC an option to purchase the Registrant's common stock equal to 19.9% of the currently outstanding shares at an exercise price of $13.00 per share. The option is exercisable only in certain events if the merger is not consummated.

The transaction is expected to be completed during the first quarter of 1997 and is subject to approval of regulators and the stockholders of the Registrant as well as other customary closing conditions.

SNC is the seventh largest bank holding company in the Southeast with $20.6 billion in assets. It operates 428 branches in 219 cities and towns through its banking subsidiaries in North Carolina (Branch Banking and Trust Company), South Carolina (Branch Banking and Trust Company of South Carolina) and Virginia (Branch Banking and Trust Company of Virginia).

Item 7. Exhibits

(c) The following exhibits are filed with this report:

Number  Description
 2      Agreement and Plan of Reorganization as of August 22, 1996
 99     Option agreement as of August 22, 1996

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     Fidelity Financial Bankshares Corporation

DATE:   August 30, 1996              By: /s/ BARRY D. CRAWFORD. PRESIDENT
                                         --------------------------------
                                             Barry D. Crawford, President